UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2006

ImmunoGen, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Sidney Street, Cambridge, MA 02139
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 - OTHER EVENTS

On January 25, 2006, Millennium Pharmaceuticals, Inc. (Nasdaq: MLNM) notified ImmunoGen, Inc. (Nasdaq: IMGN) that as part of its ongoing portfolio management process and based on the evaluation of recent clinical data in the context of other opportunities in its pipeline, Millennium had decided not to continue the development of its MLN2704 compound. MLN2704 consists of a Millennium antibody to the Prostate-Specific Membrane Antigen (PSMA) and ImmunoGen’s DM1 and was in development by Millennium under a 2001 agreement that gave Millennium rights to use ImmunoGen’s maytansinoid Tumor-Activated Prodrug (TAP) technology with antibodies targeting PSMA. On January 26, 2006, Millennium publicly disclosed that it had discontinued development of MLN2704 and that it was in the process of evaluating whether to continue development of this antibody conjugated with other cell-killing agents including other maytansanoids. Millennium retains its right to use ImmunoGen’s maytansinoid TAP technology with antibodies targeting PSMA.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: January 26, 2006	/s/ Karleen M. Oberton

Karleen M. Oberton
Senior Corporate Controller
(Principal Accounting Officer)

3